UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 30, 2010

Lehman Brothers Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9466	13-3216325
(Commission File Number)	(IRS Employer Identification No.)

1271 Avenue of the Americas New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(646) 285-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on September 15, 2008, Lehman Brothers Holdings Inc. (“LBHI”) and certain of its subsidiaries (collectively, the “Debtors”) commenced voluntary cases under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), Case No. 08-13555 (JMP) (the “Chapter 11 Case”).

The Aurora Bank Settlement

By motion before the Court dated September 1, 2010, LBHI and certain of its Debtor subsidiaries sought authority to enter into a settlement transaction (the “Aurora Settlement”) with Aurora Bank FSB (“Aurora Bank”) and its subsidiary Aurora Loan Services LLC (together with Aurora Bank, “Aurora”), substantially on the terms set forth in the draft Settlement Agreement attached to the motion. Aurora is a wholly owned indirect subsidiary of LBHI that is a federally chartered savings bank. The Settlement was approved on behalf of Aurora by its independent directors.

On November 30, 2010, the parties consummated the Aurora Settlement. In general, the Aurora Settlement provided for the transfer by LBHI and certain of the Debtors of certain cash and non-cash consideration to Aurora in settlement of all claims filed by Aurora in the Chapter 11 Case and all claims that could be filed by Aurora against LBHI or any of its Debtor or non-Debtor subsidiaries out of events occurring before March 31, 2010 (subject to certain agreed exceptions). The claim amounts asserted exceeded $2.6 billion (exclusive of guarantee claims) plus unliquidated amounts and included claims asserted on priority, administrative, secured and general unsecured bases.

An intended effect of the Aurora Settlement is to improve significantly Aurora Bank’s capital as determined for bank regulatory purposes. In connection with the Aurora Settlement, certain regulatory restrictions imposed on Aurora following the commencement of the Chapter 11 Case that significantly limited its operations were lifted, positioning Aurora to engage in new business in accordance with an approved business plan. Aurora nevertheless remains subject to various regulatory restrictions, including minimum capital requirements in excess of those imposed by regulatory requirements. In connection with the Settlement, LBHI has agreed to maintain Aurora’s capital at certain levels.

Under the final terms of the Settlement, the Debtors transferred approximately $535 million in cash plus approximately $336 million in non-cash consideration (primarily residential mortgage loans, a corporate loan and mortgage servicing rights) to Aurora, subject to post-closing adjustments. Aurora released its security interest in certain commercial loans owned by certain of the Debtors, which will now be owned by those Debtors free and clear of security interests (other than a security interest of LBHI granted in exchange for LBHI funding the portion of the settlement consideration allocated to such Debtors). In addition to the settlement of various claims, the parties also agreed to various terms for their future relationship.

LBHI believes that the Aurora Settlement allows Aurora to recover from the disruption in its financial position and operations that were occasioned by LBHI’s Chapter 11 Case and to resume new business operations in ways that will position Aurora to generate increased value for LBHI’s equity ownership in Aurora, to the benefit of LBHI’s creditors. LBHI anticipates selling Aurora in 2012. The resolution of Aurora’s claims against LBHI and the Debtors and the related recovery of collateral by Debtors will also facilitate the winding up process for LBHI and its subsidiaries.

The final Settlement Agreement is attached hereto as Exhibit 99.1 and a related supplementary letter is attached hereto as Exhibit 99.2. The foregoing description of the settlement is general in nature and is qualified in its entirety by the detailed provisions of the attached Settlement Agreement and supplementary letter.

The Woodlands Settlement

By motion before the Court dated September 1, 2010, LBHI and certain of its Debtor subsidiaries sought authority to enter into a settlement transaction (the “Woodlands Settlement”) with Woodlands Commercial Bank (“Woodlands Bank”), substantially on the terms set forth in the draft Settlement Agreement attached to the motion. Woodlands Bank is a wholly owned indirect subsidiary of LBHI that is a Utah chartered industrial bank. The Settlement was approved on behalf of Woodlands Bank by its independent directors.

On November 30, 2010, the parties consummated the Woodlands Bank Settlement. In general, the Woodlands Settlement provided for the transfer by LBHI and certain of the Debtors of certain cash and non-cash consideration to Woodlands Bank in settlement of all claims filed by Woodlands Bank in the Chapter 11 Case and all claims that could be filed by Woodlands Bank against LBHI or any of its Debtor or non-Debtor subsidiaries out of events occurring before March 31, 2010 (subject to certain agreed exceptions). LBHI and the Debtor subsidiaries party to the Woodlands Settlement provided reciprocal releases. The claim amounts asserted were approximately $546 million (exclusive of guarantee claims) plus unliquidated amounts and included claims asserted on priority, administrative, secured and general unsecured bases.

An intended effect of the Settlement is to improve Woodlands Bank’s capital as determined for bank regulatory purposes. In connection with the Woodlands Settlement, certain regulatory restrictions imposed on Woodlands Bank following the commencement of the Chapter 11 Case that have significantly limited its operations were lifted. Woodlands Bank nevertheless remains subject to various regulatory restrictions, including a requirement that Woodlands Bank operate pursuant to strategic plan approved by its regulators. In connection with the Settlement, LBHI has agreed to maintain Woodlands Bank’s capital at certain levels.

Under the final terms of the Settlement, the Debtors transferred $75 million in cash plus approximately $200 million in non-cash consideration (in the form of the cancellation of a $200 million participation interest in a customer claim of approximately $523 million Woodlands Bank has against Lehman Brothers Inc., which participation was previously granted to LBHI when it made a capital transfer to Woodlands Bank in February 2009). Woodlands Bank released its security interest in certain commercial loans owned by one of the Debtors, which will now be owned by the Debtor free and clear of security interests (other than a security interest granted to LBHI in connection with the Woodlands Settlement in exchange for LBHI bearing the portion of the settlement consideration allocated to such Debtor). In addition to the settlement of various claims, the parties also agreed to various terms for their future relationship.

LBHI believes that the Woodlands Settlement allows Woodlands Bank to recover from the disruption in its financial position and operations that were occasioned by LBHI’s Chapter 11 Case and to operate in ways that will generate increased value for LBHI’s equity ownership, to the benefit of LBHI’s creditors. LBHI anticipates selling or liquidating Woodlands Bank in 2012. The resolution of Woodlands Bank’s claims against LBHI and the Debtors and the related recovery of collateral by a Debtor will also facilitate the winding up process for LBHI and its subsidiaries.

The final Settlement Agreement is attached hereto as Exhibit 99.3. The foregoing description of the settlement is general in nature and is qualified in its entirety by the detailed provisions of the attached Settlement Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed as part of this Report.

Exhibit 99.1: Settlement Agreement dated November 30, 2010 among Lehman Brothers Holdings Inc. (“LBHI”), the subsidiaries of LBHI named on Schedule I thereto (the “Named LBHI Subsidiaries”), Aurora Bank FSB (“Aurora Bank”) and Aurora Loan Services LLC (“ALS”).

Exhibit 99.2: Letter agreement dated November 30, 2010 among LBHI, the Named LBHI Subsidiaries, Aurora Bank and ALS supplementing the Settlement Agreement.

Exhibit 99.3: Settlement Agreement dated November 30, 2010 among LBHI, Lehman Brothers Special Financing Inc., Lehman Brothers Commodity Services, Inc., Lehman Commercial Paper Inc., Luxembourg Residential Properties Loan Finance SARL, Lehman Brothers Bancorp Inc. and Woodlands Commercial Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

Date: December 3, 2010	By:	/S/ WILLIAM J. FOX
	Name:	William J. Fox
	Title:	Executive Vice President

EXHIBIT INDEX

Exhibit 99.1: Settlement Agreement dated November 30, 2010 among Lehman Brothers Holdings Inc. (“LBHI”), the subsidiaries of LBHI named on Schedule I thereto (the “Named LBHI Subsidiaries”), Aurora Bank FSB (“Aurora Bank”) and Aurora Loan Services LLC. (“ALS”).

Exhibit 99.2: Letter agreement dated November 30, 2010 among LBHI, the Named LBHI Subsidiaries, Aurora Bank and ALS (supplementing the Settlement Agreement).

Exhibit 99.3: Settlement Agreement dated November 30, 2010 among LBHI, Lehman Brothers Special Financing Inc., Lehman Brothers Commodity Services, Inc. Lehman Commercial Paper Inc., Luxembourg Residential Properties Loan Finance SARL, Lehman Brothers Bancorp Inc. and Woodlands Commercial Bank.